EXHIBIT 99.1

Contact:

David Anderson

Vice President, Chief Financial Officer and

Air & Liquid Processing President

(412) 246-4010

danderson@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

August 11, 2026

Ampco-Pittsburgh Corporation Announces Second Quarter 2026 Results

Second Quarter 2026 Highlights:

•
Net sales of $102.9 million
o
Forged and Cast Engineered Products Net sales of $67.3 million
o
Air and Liquid Processing Net sales of $35.6 million
•
Net income attributable to Ampco of $1.5 million; $0.07 per share
•
Adjusted EBITDA increased 22% versus prior year to $9.8 million
•
Adjusted EBITDA margin expanded 240 basis points versus prior year to 9.5%
•
Customer orders increased 50% versus prior year to approximately $144 million
•
Backlog increased $39.9 million sequentially from 1Q 2026 to $385.4 million

Carnegie, PA, August 11, 2026 —Ampco-Pittsburgh Corporation (the “Company” or “Ampco”) (NYSE: AP) announced financial results for its second quarter ended June 30, 2026 (“Second Quarter 2026”).

“Our Second Quarter 2026 results reflect continued progress across the business as customer activity improved and the benefits of actions taken over the last year continued to build,” said Brett McBrayer, CEO of Ampco-Pittsburgh. “In Forged and Cast Engineered Products, order activity improved, particularly in North America, as steel market conditions continued to recover from the lower levels experienced in 2025. At the same time, we continue to improve manufacturing efficiency and productivity as we ramp our Sweden facility and further optimize our operations. Air and Liquid Processing remains a source of strength, supported by healthy demand in key end markets and strong execution across the business.

Customer order activity increased sequentially during the quarter, resulting in backlog growth and reinforcing our confidence in the direction of the business. We remain focused on execution, improving profitability and capitalizing on opportunities across our end markets as demand continues to recover and order activity remains constructive.”

Second Quarter 2026 Results

Net sales for the Second Quarter 2026 were $102.9 million, compared to $113.1 million in the prior-year period. Higher sales in the Air and Liquid Processing segment were more than offset by lower sales in Forged and Cast Engineered Products, primarily reflecting the closure of the U.K. cast roll facility included in prior-year results.

Net income attributable to Ampco-Pittsburgh improved to $1.5 million, or $0.07 per share, compared to a net loss of $7.3 million, or $0.36 per share, in the prior-year period. The prior year period included costs to exit the U.K. operations of $6.75 million, or $0.34 per share. The remaining improvement was driven by stronger operating performance across both segments, increasing benefits from actions taken during 2025, and continued progress in Forged and Cast Engineered Products as commercial activity and operating performance improved throughout the quarter.

Adjusted EBITDA increased 22% to $9.8 million from $8.0 million in the prior-year period, while Adjusted EBITDA Margin expanded 240 basis points to 9.5%. Results benefited from improving demand trends and continued execution of initiatives to enhance manufacturing efficiency and profitability.

Backlog

Backlog at June 30, 2026, increased $39.9 million sequentially from March 31, 2026 to $385.4 million, reflecting stronger customer order activity and improving demand conditions. Second Quarter 2026 bookings were approximately $144 million, building on the $124 million of orders generated in the first quarter. Air and Liquid Processing order activity was driven by commercial pumps supporting power generation, pumps supporting U.S. Navy programs, and continued strength in air handling, including Buffalo Air Handling's largest equipment order in its history. In Forged and Cast Engineered Products, order activity improved for roll products, particularly in North America, as steel market conditions continued to recover from the lower levels experienced in 2025. Overall, backlog and order trends point to improving demand and a continued shift toward higher-value opportunities, supporting a favorable outlook through 2026 and into 2027.

Second Quarter 2026 Segment Results

Forged and Cast Engineered Products

Net Sales for the Forged and Cast Engineered Products segment were $67.3 million, a decrease of 13.6% compared to the prior-year period, primarily reflecting the closure of the U.K. plant that was included in 2025 results. Adjusted operating income was $7.8 million, an increase of 15.1% compared to the prior-year period.

Performance in the quarter reflected improving customer activity, particularly for roll products in North America, as steel market conditions continued to recover from the lower levels experienced in 2025. Results also benefited from improved operating leverage, manufacturing efficiencies and continued execution of actions implemented during 2025, including the ramp-up of the Company's Sweden facility. Management believes current order activity and improving demand trends support continued progress through the balance of the year.

Air and Liquid Processing

Net Sales for the Air and Liquid Processing segment were $35.6 million, an increase of 1.2% compared to the prior-year period, reflecting continued growth across the segment. Adjusted operating income was $5.3 million, an increase of 34.2% compared to the prior-year period.

Performance in the quarter was driven by commercial pumps supporting power generation, increased demand for pumps supporting U.S. Navy programs and continued strength in air handling. Results also reflect the benefits of ongoing operational improvement initiatives, which continue to drive manufacturing efficiency, increase effective capacity and support improved operating leverage.

Balance Sheet and Liquidity

As of June 30, 2026, the Company had $7.0 million of cash and cash equivalents and total liquidity of $29.0 million.

Operating cash flow for the Second Quarter 2026 was $0.2 million, compared to a use of $2.3 million in the prior-year period. The improvement reflects stronger operating performance and the absence of costs associated with the Company's U.K. facility. Capital expenditures were $5.7 million, resulting in free cash flow of $(5.5) million, compared to free cash flow of $(3.8) million in the prior-year period. Capital expenditures were higher than the prior-year period, which reflected lower spending levels as the Company executed strategic actions and operated in a softer demand environment during 2025. Current capital spending levels are more consistent with the Company's full-year plan and a normalizing operating environment.

Net debt was $130.5 million as of June 30, 2026 (defined as total debt less cash and cash equivalents), compared to $124.7 million as of June 30, 2025.

Full Year 2026 Outlook

The Company exited the second quarter with higher backlog and stronger customer order activity. Air and Liquid Processing continues to benefit from healthy demand across its key markets, while improving order rates and customer activity in Forged and Cast Engineered Products reflect continued recovery in the steel market.

Teleconference Access

Ampco will hold a conference call on Tuesday, August 11, 2026, at 8:30 a.m. Eastern Time (ET) to discuss its financial results for the three and six months ended June 30, 2026. The Company encourages participants to pre-register for the conference call using the following link. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. To pre-register, please go to https://dpregister.com/sreg/10210240/104604d2a00

Those without internet access or unable to pre-register may dial in by calling:

• Participant Dial-in (Toll Free): 1-844-308-3408

• Participant International Dial-in: 1-412-317-5408

For those unable to listen to the live broadcast, a replay will become available on our website under the Investors menu at www.ampcopgh.com.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industries. It also manufactures open-die forged products that are sold principally to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. It operates manufacturing facilities in the United States, Sweden, and Slovenia and participates in two operating joint ventures located in China. It has sales offices in North America, Asia, Europe, and the Middle East. Corporate headquarters are located in Carnegie, Pennsylvania.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by us or on behalf of Ampco-Pittsburgh Corporation and its subsidiaries (collectively, “we,” “us,” “our,” or the “Corporation”). This press release may include, but are not limited to, statements about operating performance, trends and events we expect or anticipate will occur in the future, statements about sales and production levels, timing of orders for our products, restructurings, the impact from pandemics and geopolitical conflicts, profitability and anticipated expenses, inflation, the global supply chain, the continued impact of tariffs, global trade conditions, the number and size of asbestos-related claims and sufficiency of asbestos-related insurance coverage, our ability to convert backlog to revenues in a timely manner, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “will,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “target,” “goal,” “forecast,” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For us, these risks and uncertainties include, but are not limited to: inability to maintain adequate liquidity to meet our operating cash flow requirements, debt service costs, net asbestos payments, and other financial obligations; cyclical demand for our products, economic downturns and insufficient demand for our products; excess global capacity in the steel industry; inability to successfully restructure our operations, complete internal reorganizations, scale our operations, and/or invest in operations that will yield optimal long-term value to our shareholders; inability to obtain necessary capital or financing on satisfactory terms to acquire capital expenditures that may be necessary to support our growth strategy; liability of our subsidiaries for claims alleging personal injury from exposure to asbestos-containing components historically used in certain products of our subsidiaries; limitations in availability of capital to fund our strategic plans or at acceptable interest rates; fluctuations in the value of the U.S. dollar and the functional (local) currency of our subsidiaries relative to other currencies; changes in the global economic environment, inflation, the ongoing impact of tariffs, elevated interest rates, recessions or prolonged periods of slow economic growth, global instability, consequences of pandemics, and actual and threatened geopolitical conflict; increases in commodity prices or insufficient hedging against increases in commodity prices, reductions in electricity and natural gas supply, or shortages of key production materials for us or our customers; inability to maintain compliance with the covenants, representations, or warranties of our various debt agreements; inoperability of certain equipment on which we rely; work stoppage or another industrial action on the part of any of our unions; changes in the existing regulatory environment; inability to satisfy the continued listing requirements of the New York Stock Exchange; failure to maintain an effective system of internal control; potential attacks on information technology infrastructure and other cyber-based business disruptions; and those discussed more fully elsewhere in Item 1A, Risk Factors, in Part I of the Corporation’s latest Annual Report on Form 10-K and Part II of the latest Quarterly Report on Form 10-Q.

Additionally, as it relates to the insolvency proceedings of Union Electric Steel UK Limited (“UES-UK”), any forward-looking statements are subject to risks and uncertainties related to such proceedings, including but not limited to: the actions of the certain insolvency practitioners of FRP Advisory Trading Limited as administrators of UES-UK and the High Court of Justice, Business and Property Courts at Leeds; the interpretation and application of U.K. insolvency law; potential claims by creditors or other stakeholders; the ability to recover assets; the rights of purported secured creditors to satisfy their claims and reduce our obligations to them; and the broader impact on the Corporation’s condensed consolidated financial condition, results of operations, and strategic plans.

We cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

NON-GAAP FINANCIAL MEASURES

The Corporation presents non-GAAP adjusted EBITDA, non-GAAP adjusted income from operations, non-GAAP free cash flow and non-GAAP net debt. Non-GAAP adjusted EBITDA is calculated as net income (loss) excluding interest expense, other income - net, income tax provision, depreciation and amortization, and stock-based compensation along with significant charges or credits that are one-time charges or credits, unrelated to the Corporation’s ongoing results of operations, or beyond its control. Non-GAAP adjusted income from operations is calculated as income (loss) from operations excluding depreciation and amortization and stock-based compensation along with significant charges or credits that are one-time charges or credits, unrelated to the segment’s ongoing results of operations, or beyond its control. During the six months ended June 30, 2026, non-GAAP adjusted EBITDA and non-GAAP adjusted income from operations were adjusted to exclude a change in the estimated recovery from the structured insolvency of our U.K. cast roll legal entity. During the three and six months ended June 30, 2025, non-GAAP adjusted EBITDA and non-GAAP adjusted income from operations were adjusted to exclude severance and other exit costs associated with our exit from operations in the U.K. (the accelerated depreciation component of the U.K. exit is included in depreciation and amortization) and employee-retention credits received in the quarter. Non-GAAP free cash flow is calculated as cash provided by (used in) operating activities, purchase of property, plant and equipment, proceeds from government grants, used for purchase of equipment, and proceeds from the sale of property, plant and equipment. Non-GAAP net debt is calculated as total debt, less cash and cash equivalents. These non-GAAP financial measures are not based on any standardized methodology prescribed by accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.

These measures are key measures used by the Corporation's management and Board of Directors to understand and evaluate the operating performance of the Corporation and its segments. The Corporation's management and Board of Directors believe non-GAAP adjusted EBITDA and non-GAAP adjusted income from operations enhance comparability to companies in its stated industry peer group. Additionally, a portion of the incentive and compensation arrangements for certain employees is based on the Corporation’s business performance.

The Corporation believes these non-GAAP financial measures help identify underlying trends in its business that otherwise could be masked by the effect of the items it excludes from adjusted EBITDA and adjusted income from operations. The Corporation also believes these non-GAAP financial measures provide useful information to management, shareholders and investors, and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects and allowing for greater transparency with respect to key financial metrics used by the Corporation’s management in its financial and operational decision-making. In particular, the Corporation believes the exclusion of the change in estimated recovery, severance and other exit costs associated with our exit from operations in the U.K. and employee-retention credits received can provide a useful measure for period-to-period comparisons of the Corporation’s core business performance.

Non-GAAP adjusted non-GAAP adjusted EBITDA, non-GAAP adjusted income from operations, non-GAAP free cash flow and non-GAAP net debt are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are limitations related to the use of non-GAAP adjusted EBITDA, rather than net income (loss), non-GAAP adjusted income from operations, rather than income (loss) from operations, non-GAAP free cash flow, rather than cash provided by (used in) operating activities, and non-GAAP net debt, rather than total debt which are the nearest GAAP equivalents. Among other things, there can be no assurance that additional expenses similar to the change in estimated recovery, severance and other exit costs associated with our exit from operations in the U.K. and employee-retention credits will not occur in future periods.

AMPCO-PITTSBURGH CORPORATION

FINANCIAL SUMMARY

(in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,

	2026	2025	2026	2025

Total net sales	$102,918	$113,104	$211,245	$217,369

Costs of products sold (excl. depreciation and amortization)	80,675	91,981	167,430	174,085
Selling and administrative	12,917	12,968	26,801	26,627
Depreciation and amortization	4,226	5,368	8,484	10,004
Change in estimated recovery, UES-UK	-	-	875	-
Severance charge	-	5,854	-	5,854
Loss on disposal of assets	28	11	21	27
Total operating costs and expenses	97,846	116,182	203,611	216,597

Income (loss) from operations	5,072	(3,078)	7,634	772

Other expense - net:
Interest expense	(2,791)	(2,825)	(5,514)	(5,551)
Other income (loss) — net	545	(225)	1,141	601
Total other expense — net	(2,246)	(3,050)	(4,373)	(4,950)

Income (loss) before income taxes	2,826	(6,128)	3,261	(4,178)
Income tax provision	(677)	(592)	(1,262)	(651)

Net income (loss)	2,149	(6,720)	1,999	(4,829)

Less: Net income attributable to noncontrolling interest	660	615	1,377	1,364
Net income (loss) attributable to Ampco-Pittsburgh	$1,489	$(7,335)	$622	$(6,193)

Net income (loss) per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$0.07	$(0.36)	$0.03	$(0.31)
Diluted	$0.07	$(0.36)	$0.03	$(0.31)

Weighted-average number of common shares outstanding:
Basic	20,432	20,108	20,335	20,044
Diluted	21,437	20,108	21,369	20,044

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE

(in thousands, except percentages)

As described under “Non-GAAP Financial Measures” above, the Corporation presents non-GAAP adjusted EBITDA, non-GAAP adjusted income from operations, non-GAAP free cash flow and non-GAAP net debt as supplemental financial measures to GAAP financial measures.

The following is a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to non-GAAP adjusted EBITDA for the three and six months ended June 30, 2026 and 2025, respectively:

	Three months ended		Six months ended
	June 30,		June 30,

	2026	2025	2026	2025

Net income (loss) (GAAP)	$2,149	$(6,720)	$1,999	$(4,829)
Add (deduct):
Interest expense	2,791	2,825	5,514	5,551
Other income (loss) – net	(545)	225	(1,141)	(601)
Income tax provision	677	592	1,262	651
Income (loss) from operations	5,072	(3,078)	7,634	772
Add:
Depreciation and amortization(1)	4,226	5,368	8,484	10,004
Stock-based compensation	467	332	759	638
Change in estimated recovery, UES-UK	-	-	875	-
Severance and other exit costs	-	6,096	-	6,096
Employee-Retention Credits	-	(735)	-	(735)
EBITDA, as adjusted (Non-GAAP)	$9,765	$7,983	$17,752	$16,775

Net sales	$102,918	$113,104	$211,245	$217,369
Adjusted EBITDA margin	9.49%	7.06%	8.40%	7.72%

(1) Depreciation and amortization expense for the three and six months ended June 30, 2025 includes accelerated depreciation of $654 associated with exiting the U.K. operations.

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE, CONTINUED

(in thousands, except percentages)

The following is a reconciliation of Income (loss) from operations, the most directly comparable GAAP financial measure, to non-GAAP adjusted income from operations for the three and six months ended June 30, 2026 and 2025, respectively:

	Three months ended June 30,
	2026				2025
	FCEP	ALP	Corporate (1)	Ampco Consolidated	FCEP	ALP	Corporate (1)	Ampco Consolidated
Income (loss) from operations	$3,921	$4,918	$(3,767)	$5,072	$(3,963)	$3,922	$(3,037)	$(3,078)
Add:
Depreciation and amortization(2)	3,863	350	13	4,226	5,084	284	-	5,368
Stock-based compensation	-	-	467	467	-	-	332	332
Severance and other exit costs	-	-	-	-	6,096	-	-	6,096
Employee-Retention Credits	-	-	-	-	(456)	(279)	-	(735)
Income from operations, as adjusted (Non-GAAP)	$7,784	$5,268	$(3,287)	$9,765	$6,761	$3,927	$(2,705)	$7,983

Net sales	$67,311	$35,607		$102,918	$77,909	$35,195		$113,104
Adjusted margin from operations	11.56%	14.79%		9.49%	8.68%	11.16%		7.06%

	Six months ended June 30,
	2026				2025
	FCEP	ALP	Corporate (1)	Ampco Consolidated	FCEP	ALP	Corporate (1)	Ampco Consolidated
Income (loss) from operations	$4,827	$10,310	$(7,503)	$7,634	$(58)	$7,416	$(6,586)	$772
Add:
Depreciation and amortization	7,787	677	20	8,484	9,452	552	-	10,004
Severance and other exit costs	-	-	-	-	6,096	-	-	6,096
Employee retention credits	-	-	-	-	(456)	(279)	-	(735)
Stock-based compensation	-	-	759	759	-	-	638	638
Change in estimated recovery, UES-UK	875	-	-	875	-	-	-	-
Income from operations, as adjusted (Non-GAAP)	$13,489	$10,987	$(6,724)	$17,752	$15,034	$7,689	$(5,948)	$16,775

Net sales	$138,120	$73,125		$211,245	$150,196	$67,173		$217,369
Adjusted margin from operations	9.77%	15.02%		8.40%	10.01%	11.45%		7.72%

(1) Corporate represents the operating expenses of the corporate office and other costs not allocated to the segments.

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE, CONTINUED

(in thousands)

The following is a reconciliation of net cash flows provided by (used in) operating activities, the most directly comparable GAAP financial measure, to non-GAAP free cash flow for the three and six months ended June 30, 2026 and 2025, respectively:

	For the three months ended June 30,		For the six months ended June 30,

	2026	2025	2026	2025

Net cash flows provided by (used in) operating activities	$286	$(2,334)	$1,933	$(7,614)

Add:
Purchases of property, plant and equipment	(5,749)	(1,461)	(9,134)	(3,661)
Proceeds from government grants, used for purchase of equipment	-	-	-	323
Proceeds from sale of property, plant and equipment	(3)	-	7	-

Free Cash Flow (non-GAAP)	$(5,466)	$(3,795)	$(7,194)	$(10,952)

The following is a reconciliation of total debt, the most directly comparable GAAP financial measure, to non-GAAP net debt as of June 30, 2026 and 2025, respectively:

	As of June 30,

	2026	2025

Debt – current portion	$17,284	$18,717
Long-term debt	120,283	115,895
Total Debt	137,567	134,612

Less: Cash and cash equivalents	(7,047)	(9,945)

Total Debt, net of cash and cash equivalents (non-GAAP)	$130,520	$124,667